Exhibit 10.13

MASTER RESEARCH SERVICES AGREEMENT

This Master Research Services Agreement ("Agreement") is entered into as of the date of last signature hereto (the "Effective Date") by and between:

Parties:	Alpha Research Institute, LLC, with offices at 6201 Bonhomme Road, Suite 460S, Houston Texas 77036 (the "Site") and,
SERATRIALS, LLC, a fully owned subsidiary of BioIVT, LLC and a Delaware company with offices at 123 Frost Street, Suite 115, Westbury, New York 11590 (together with its Affiliates (as defined below), the "Sponsor")

Hereafter, Sponsor and Site are sometimes referred to individually as "Party" or collectively as the "Parties."